PRICEWATERHOUSECOOPERS LLC

PricewaterhouseCoopers Audit, s.r.o.
Katerinska 40
120 00 Prague 2
Czech Republic
Telephone +420 (2) 5115 1111
Facsimile +420 (2) 5115 6111
ID No. 40765521

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF TEPLARNA LIBEREC, A.S.

We have audited the accompanying balance sheet of Teplárna Liberec, a.s. as at 31 December 2003, the related income statement and notes, including the statement of cash flows overview of changes in equity, for year 2003 stated in the Annual Report (“the financial statements”). The financial statements and underlying accounting records are the responsibility of the Company’s Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Act on Auditors and Auditing Standards of the Chamber of Auditors of the Czech Republic. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets, liabilities and equity of Teplárna Liberec, a.s. as at 31 December 2003, and the results of its operations and its cash flows and changes in equity for the year then ended in accordance with the Act on Accounting and other relevant legislation of the Czech Republic.

We examined the agreement of accounting information in this Annual Report that are not included in the financial statements as at December 31, 2003, with the examined financial statements. In our opinion this information in all material respects corresponds with these financial statements.

Then, we examined the attached Report on relations between related persons (the “Report”), included in this Annual Report. Completeness and correctness of the Report are the responsibility of the Company’s Board of Directors. Our responsibility is to examine the correctness of data listed in the Report. We conducted our audit in accordance with the Auditing Standards of the Chamber of Auditors of the Czech Republic relating to examination of reports on relations between related persons.

Those auditing standards require that we plan and perform the audit to obtain medium level of assurance as to whether the Report is free of material misstatement. During our examination, we found no facts that would lead us to assumption that the attached Report was not prepared properly in all material respects.

30 April 2004

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Audit, s.r.o.
Represented by

/s/ Thomas Linder                          (illegible signature)

Thomas Linder                              Ivana Kunova
Partner                                          Auditor, License No. 1784

TEPLARNA LIBEREC, a.s.
FINANCIAL STATEMENTS - BALANCE SHEET
ASSETS

                                                                                12/31/2003               12/31/2002
                                                                           ---------------------   ------------------------

                                                                                             (CZK 000's)

Total Assets                                                                            548,336                    573,026
                                                                           =====================   ========================

Fixed Assets                                                                            397,380                    386,717
                                                                           ---------------------   ------------------------

     Intangible Fixed Assets                                                              2,501                        262
                                                                           ---------------------   ------------------------

         Software                                                                         2,483                        233
         Royalties                                                                           18                         29
                                                                           ---------------------   ------------------------

     Tangible Fixed Assets                                                              394,879                    386,455
                                                                           ---------------------   ------------------------

         Land                                                                             7,467                      7,467
         Constructions                                                                  150,096                    131,927
         Equipment                                                                      219,598                    237,675
         Other Tangible Fixed Assets                                                      5,752                      5,749
         Tangible Assets in the Course of Construction                                   11,966                      3,287
         Advances Paid for Tangible Assets                                                    -                        350
                                                                           ---------------------   ------------------------

Current Assets                                                                          150,563                    183,437
                                                                           ---------------------   ------------------------

     Inventories                                                                          5,500                      4,820
                                                                           ---------------------   ------------------------

         Raw Materials                                                                    5,500                      4,820
                                                                           ---------------------   ------------------------

     Short-Term Receivables                                                              62,809                     80,167
                                                                           ---------------------   ------------------------

         Trade Receivables                                                               47,272                     64,069
         Tax Receivables and State Subsidies Receivable                                  15,443                     16,016
         Other Receivables                                                                   94                         82
                                                                           ---------------------   ------------------------

     Financial Assets                                                                    82,254                     98,450
                                                                           ---------------------   ------------------------

         Cash in Hand                                                                        45                         63
         Cash in Bank                                                                     1,709                      3,387
         Short-Term Investments                                                          80,500                     95,000
                                                                           ---------------------   ------------------------

Other Assets                                                                                393                      2,872
                                                                           ---------------------   ------------------------

     Accruals and Deferrals                                                                 393                      2,181
                                                                           ---------------------   ------------------------

         Prepaid Expenses                                                                   393                        497
         Accrued Revenue                                                                      -                      1,684
                                                                           ---------------------   ------------------------

     Anticipated Assets                                                                       -                        691
                                                                           ---------------------   ------------------------

TEPLARNA LIBEREC, a.s.
FINANCIAL STATEMENTS - BALANCE SHEET
LIABILITIES AND OWNER'S EQUITY

                                                                                12/31/2003               12/31/2002
                                                                           ---------------------   ------------------------

                                                                                             (CZK 000's)

Total Liabilities and Equity                                                            548,336                    573,026
                                                                           =====================   ========================

Equity                                                                                  467,168                    483,949
                                                                           ---------------------   ------------------------

     Registered Capital                                                                 500,000                    500,000
                                                                           ---------------------   ------------------------

         Registered Capital                                                             500,000                    500,000
                                                                           ---------------------   ------------------------

     Reserve Funds                                                                        2,052                      1,628
                                                                           ---------------------   ------------------------

         Statutory Reserve Fund                                                           1,269                        765
         Statutory and Other Reserves                                                       783                        863
                                                                           ---------------------   ------------------------

     Retained Earnings                                                                  (19,010)                   (27,746)
                                                                           ---------------------   ------------------------

         Retained Profits                                                                   750                        750
         Accumulated Losses                                                             (19,760)                   (28,496)
                                                                           ---------------------   ------------------------

     Profit (Loss) for the Current Period                                               (15,874)                    10,067
                                                                           ---------------------   ------------------------

Liabilities                                                                              75,430                     83,567
                                                                           ---------------------   ------------------------

     Provisions                                                                          25,444                     42,863
                                                                           ---------------------   ------------------------

         Deferred Tax Liability                                                          25,444                     42,863
                                                                           ---------------------   ------------------------

     Short-Term Liabilities                                                              49,986                     40,704
                                                                           ---------------------   ------------------------

         Trade Payables                                                                  46,163                     36,528
         Payroll Payable and Other Liabilities to Employees                               2,177                      2,399
         Liabilities for Social Insurance                                                 1,274                      1,359
         Tax Liabilities                                                                    359                        400
         Other Payables                                                                      13                         18
                                                                           ---------------------   ------------------------

Other Liabilities                                                                         5,738                      5,510
                                                                           ---------------------   ------------------------

     Accruals and Deferrals                                                               1,116                        229
                                                                           ---------------------   ------------------------

         Accruals                                                                         1,116                        229
         Deferred Revenue                                                                     -                          -
                                                                           ---------------------   ------------------------

     Anticipated Liabilities                                                              4,622                      5,281
                                                                           ---------------------   ------------------------

TEPLARNA LIBEREC, a.s.
FINANCIAL STATEMENTS - INCOME STATEMENT

                                                                                 12/31/2003               12/31/2002
                                                                             --------------------   -----------------------

                                                                                              (CZK 000's)

Sale of Production (A)                                                                   629,517                   646,710
                                                                             --------------------   -----------------------

     Sales of Own Products and Services                                                  629,473                   646,655
     Own Work Capitalized                                                                     44                        55
                                                                             --------------------   -----------------------

Cost of Sales (B)                                                                        589,243                   564,548
                                                                             --------------------   -----------------------

     Raw Materials and Consumables                                                       420,349                   411,454
     Services                                                                            168,894                   153,094
                                                                             --------------------   -----------------------

Added Value (A)-(B) (+)                                                                   40,274                    82,162
                                                                             --------------------   -----------------------

Staff Costs (-)                                                                           45,035                    45,912
                                                                             --------------------   -----------------------
     Wages and Salaries                                                                   32,115                    32,807
     Emoluments of Board Members                                                             960                       890
     Social Security Costs                                                                11,281                    11,512
     Other Social Costs                                                                      679                       703
                                                                             --------------------   -----------------------
Taxes and Charges (-)                                                                         56                       113
Depreciation of Long-Term Assets (-)                                                      34,620                    34,944
Sale of Long-Term Assets and Raw Materials (+)                                               571                       487
Net Book Amount of Long-Term Assets and Raw Materials Sold (-)                               325                       184
Changes in Operating Reserves and Adjustments (-)                                         (2,222)                    1,694
Other Operating Income (+)                                                                 7,408                    15,433
Other Operating Charges (-)                                                                5,423                     4,077
                                                                             --------------------   -----------------------

Operating Result (C)                                                                     (34,984)                   11,158
                                                                             --------------------   -----------------------

Income from Short-Term Investments (+)                                                       211                       321
Interest Income (+)                                                                        1,986                     3,199
Other Financial Expense (-)                                                                  506                       275
                                                                             --------------------   -----------------------

Result from Financial Transactions (D)                                                     1,691                     3,245
                                                                             --------------------   -----------------------

Tax on Profit or Loss on Ordinary Activities (E)                                         (17,419)                    4,338
                                                                             --------------------   -----------------------
     -current                                                                                  -                         -
     -deferred                                                                           (17,419)                    4,338
                                                                             --------------------   -----------------------

Profit or Loss on Ordinary Activities after Taxation (C)+(D)-(E) = (F)                   (15,874)                   10,065
                                                                             --------------------   -----------------------

Extraordinary Income (+)                                                                       -                        66
Extraordinary Charges (-)                                                                      -                        64
                                                                             --------------------   -----------------------

Extraordinary Income (G)                                                                       -                         2
                                                                             --------------------   -----------------------

Net Profit (Loss) for the Financial Period (F)+(G)                                       (15,874)                   10,067
                                                                             ====================   =======================

Profit (loss) before Taxation                                                            (33,293)                   14,405
                                                                             ====================   =======================

TEPLARNA LIBEREC, a.s.
CASH FLOW STATEMENT

                                                                                       12/31/2003           12/31/2002
                                                                                    -----------------   -------------------

                                                                                                 (CZK 000's)

Cash Flow from Operations

Book Profit (-) / Loss (+) from Current Activities before Taxation                           (33,293)               14,403
                                                                                    -----------------   -------------------

Non-Pecuniary Operations Adjustments (B)                                                      30,000                32,855
                                                                                    -----------------   -------------------

    Fixed Assets Write-Offs                                                                   34,620                34,944
    Changes in Status of Adjusting Items                                                      (2,222)                1,734
    Profit (-) / Loss (+) from Fixed Asset Sale                                                 (202)                 (303)
    Settled Interest Expense and Interest Income                                              (2,196)               (3,520)
                                                                                    -----------------   -------------------

Net Cash Flow from Operations before Taxation,
    Changes in Current Assets and Extraordinary Items (A) + (B) = (C)                         (3,293)               47,258
                                                                                    -----------------   -------------------

Changes in Status of Non-Pecuniary Items of Working Capital (D)                               24,437               (10,692)
                                                                                    -----------------   -------------------

    Change in Status of Receivables and Temporary Asset Accounts                              22,071                (4,692)
    Change in Status of Short-Term Liabilities and Temporary Liabilities Accounts              2,578                (5,802)
    Change in the Status of Inventories                                                         (212)                 (198)
                                                                                    -----------------   -------------------

Net Cash Flows from Operations Before Taxation
    and Extraordinary Items (C) + (D) = (E)                                                   21,144                36,566

Received Interest (G)                                                                          2,196                 3,520
Income Tax Remitted for Current Activity (H)                                                    (329)                1,690
Extraordinary Income and Expenses and Remitted Income Tax from Extraordinary Activity (I)          -                     2
                                                                                    -----------------   -------------------

Net Cash Flow from Operations (E) + (F) + (G) + (H) + (I) = (L)                               23,011                41,778
                                                                                    -----------------   -------------------

Cash Flow from Investment Activities

Expenses Connected with Acquisition of Fixed Assets                                          (38,372)              (34,205)
Receipts from Fixed Asset Sales                                                                   72                   487
                                                                                    -----------------   -------------------

Net Cash Flow From Investment Activities (M)                                                 (38,300)              (33,718)
                                                                                    -----------------   -------------------

Cash Flow from Financial Activity

Change in Equity Status (K)                                                                     (907)                 (916)
                                                                                    -----------------   -------------------

    Direct Payments from Reserves                                                               (907)                 (916)
                                                                                    -----------------   -------------------

Net Cash Flow from Financial Activity (J) + (K) = (N)                                           (907)                 (916)
                                                                                    -----------------   -------------------

Net Increase/ Decrease of Financial Means and Cash Equivalents (L) + (M) + (N) = (O)         (16,196)                7,144

Status of Financial Means and Cash Equivalents at the Beginning of the Year (P)               98,450                91,306
                                                                                    -----------------   -------------------

Status of Financial Means and Cash Equivalents at the End of the Year (O) + (P)               82,254                98,450
                                                                                    =================   ===================